AMCAP Fund

August 31, 2013

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$48,051
Class B	$0
Class C	$0
Class F1	$8,355
Class F2	$5,788
Total	$62,194
Class 529-A	$2,020
Class 529-B	$0
Class 529-C	$0
Class 529-E	$6
Class 529-F1	$219
Class R-1	$0
Class R-2	$0
Class R-3	$93
Class R-4	$1,993
Class R-5	$4,991
Class R-6	$18,816
Total	$28,138

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0672
Class B	$0.0000
Class C	$0.0000
Class F1	$0.0817
Class F2	$0.1167
Class 529-A	$0.0533
Class 529-B	$0.0000
Class 529-C	$0.0000
Class 529-E	$0.0028
Class 529-F1	$0.0988
Class R-1	$0.0000
Class R-2	$0.0000
Class R-3	$0.0028
Class R-4	$0.0721
Class R-5	$0.1301
Class R-6	$0.1470

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	736,687
Class B	8,707
Class C	52,558
Class F1	105,977
Class F2	54,778
Total	958,707
Class 529-A	38,762
Class 529-B	1,384
Class 529-C	10,287
Class 529-E	2,049
Class 529-F1	2,307
Class R-1	2,800
Class R-2	19,667
Class R-3	33,768
Class R-4	28,460
Class R-5	39,957
Class R-6	133,799
Total	313,240

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$45.64
Class B	$45.53
Class C	$45.46
Class F1	$45.61
Class F2	$45.63
Class 529-A	$45.59
Class 529-B	$45.61
Class 529-C	$45.56
Class 529-E	$45.56
Class 529-F1	$45.57
Class R-1	$45.46
Class R-2	$45.45
Class R-3	$45.54
Class R-4	$45.56
Class R-5	$45.65
Class R-6	$45.64